                                                                    Exhibit 16.1

                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                         10960 Wilshire Blvd. Suite 1100
                         Los Angeles, California, 90024

                                March 18, 2002

Securities and Exchange Commission
Washington, D.C. 20549



Gentlemen

We were previously the independent accountants for Franklin Telecommunications Corp., and on November 30, 2001 we reported on the consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries as of and for the three years ended June 30, 2001. On January 28, 2002 we were dismissed as independent accountants of Franklin Telecommunications Corp. We have read Franklin Telecommunications Corp.'s statements included under item 4 of its Amended Form 8-K for February 5, 2002, and we agree with such statements, except we make no comment as to paragraph No. 1.


                                   SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                                   By /s/ Singer Lewak Greenbaum & Goldstein LLP